                                                                   EXHIBIT 10(v)

 Prepared by the State Bar of Texas for use by lawyers only.  Revised 3/1/82.
                                UNSECURED NOTE



Date:   December 31, 1996

Maker:  Thomas P. O'Donnell

Payee:  Clinicor, Inc.

Place for Payment (include county):  Austin, Travis County, Texas

Principal Amount:  Eighty-one Thousand Seven Hundred Twenty and 41/100
                   ($81,720.41)

Annual Interest Rate on Unpaid Principal From Date of Funding:  Six Percent (6%)

Terms of Payment (principal and interest):  Upon demand



Annual Interest Rate on Matured, Unpaid Amounts:  Six Percent (6%)


     Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

     On default in the payment of this note, it shall become immediately due at the election of Payee. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, protests, and notices of protest.

     If this note is given to an attorney for collection, or if suite is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee reasonable attorney's fees in addition to other amounts due. Reasonable attorney's fees shall be 10% of all amounts due unless either party pleads otherwise.

     Nothing in this note shall authorize the collection of interest in excess of the highest rate allowed by law.

     Each Maker is responsible for the entire amount of this note.

     The terms Maker and Payee and other nouns and pronouns include the plural if more than one. The terms Maker and Payee also include their respective heirs, personal representatives, and assigns.


                                                /s/ THOMAS P. O'DONNELL
                                                --------------------------------
                                                Thomas P. O'Donnell

                                                --------------------------------